Exhibit 24.1

POWER OF ATTORNEY

(Form S-8 for the 2003 Equity Incentive Plan)

Each of the undersigned directors of Manpower Inc. (the “Company”) designates each of Jeffrey A. Joerres, Michael J. Van Handel and Kenneth C. Hunt, with the power of substitution, as the undersigned’s true and lawful attorney-in-fact for the purpose of:  (i) executing in the undersigned’s name and on the undersigned’s behalf the Company’s Registration Statement on Form S-8 relating to the 2003 Equity Incentive Plan and any related amendments (including post-effective amendments) and/or supplements to said Form S-8; (ii) generally doing all things in the undersigned’s name and on the undersigned’s behalf in the undersigned’s capacity as a director to enable the Company to comply with the provisions of the Securities Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission; and (iii) ratifying and confirming the undersigned’s signature as it may be signed by the attorney-in-fact to the Form S-8 and any related amendments (including post-effective amendments) and/or supplements thereto.

IN WITNESS WHEREOF, the undersigned have each executed this Power of Attorney for Registration Statement on Form S-8, on one or more counterparts, as of the 22nd day of July, 2009.

/s/ Marc J. Bolland	/s/ J. Thomas Bouchard
Marc J. Bolland	J. Thomas Bouchard

/s/ Gina R. Boswell	/s/ Cari M. Dominguez
Gina R. Boswell	Cari M. Dominguez

/s/ Jack M. Greenberg	/s/ Terry A. Hueneke
Jack M. Greenberg	Terry A. Hueneke

/s/ Jeffrey A. Joerres	/s/ Ulice Payne, Jr.
Jeffrey A. Joerres	Ulice Payne, Jr.

/s/ Roberto Mendoza	/s/ John R. Walter
Roberto Mendoza	John R. Walter

/s/ Edward J. Zore
Edward J. Zore